Exhibit 99.1

Ixia Increases Fourth Quarter Revenue Guidance

CALABASAS, Calif., Jan. 10, 2012 — Ixia (Nasdaq: XXIA) today announced that it is revising its revenue guidance range for the fourth quarter of 2011 and currently expects revenue to be in the range of $83 million to $84 million, above its previously stated guidance range of $79 million to $82 million. Ixia also currently expects both GAAP and non-GAAP diluted earnings per share for the fourth quarter to be at the high end of earnings per share guidance it previously provided during the company’s third quarter earnings conference call.

“Our topline and earnings momentum are encouraging as we exit 2011,” commented Atul Bhatnagar, Ixia’s president and chief executive officer. “In the fourth quarter we had robust sales of our High-Speed Ethernet solutions and overall demand was solid across all geographies, with particular strength in North America. Additionally, by leveraging our sales channel, we achieved higher than expected sales of our Wi-Fi testing solutions from the recent VeriWave acquisition.”

Ixia will host a conference call on Thursday, February 2, 2012 at 5:00 p.m., Eastern Time, for analysts and investors to discuss its 2011 fourth quarter and fiscal year results as well as its business outlook for the 2012 first quarter. Open to the public, investors may access the call by dialing 678-825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for 90 days.

Safe Harbor under the Private Securities Litigation Reform Act of 1995: Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding growth, profitability and financial performance. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include changes in the global economy, competition, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products and war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain or impact the delivery of our products. Such factors also include the risk that the anticipated benefits of our acquisition of VeriWave or other recent acquisitions will not be realized, as well as the factors identified in our Annual Report on Form 10-K for the year ended December 31, 2010, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Ixia

Ixia provides the industry’s most comprehensive converged IP services testing solution – from the wireless edge to the Internet core. Network equipment manufacturers, service providers, enterprises, and government agencies use Ixia’s industry-leading test and simulation platforms to design and validate a broad range of wired, Wi-Fi, and 3G/4G networking equipment and networks. Ixia’s solutions create real-world conditions by emulating a full range of high-scaling networking protocols and generating media-rich application traffic to validate performance, conformance and security of cloud, core, data center, wireless and multiplay networks. For more information, visit www.ixiacom.com.

Financial Contact:

The Blueshirt Group

Investor Relations

Maria Riley

415-217-7722

Tom Miller

Chief Financial Officer

818-444-2325

tmiller@ixiacom.com